Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

Marker Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	10,062,500 (1)(2)	$2.91 (3)	$29,281,875 (3)	$153.10 per $1,000,000	$4,483.06				—

	Total Offering Amounts					$29,281,875	$153.10 per $1,000,000	$4,483.06

	Total Fee Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$4,483.06

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims									N/A

(1)	The securities registered consists of (a) 1,783,805 shares of common stock, (b) 3,247,445 shares of common stock to be acquired upon the exercise of Pre-Funded Warrants, and (c) 5,031,250 shares of common stock to be acquired upon the exercise of Private Placement Warrants.

(2)	The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)	Estimated pursuant to Rules 457(c) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the Registrant’s common stock as reported on The Nasdaq Capital Market on January 8, 2025, which date is within five business days prior to the filing of this Registration Statement.